UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2012

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, Staples, Inc. (the “Company”) and Michael Miles agreed that Mr. Miles' employment as the Company's President and Chief Operating Officer will terminate, effective February 2, 2013. This event will entitle Mr. Miles to severance pay and benefits under his existing severance agreement. Beginning on February 3, 2013, Mr. Miles will be employed on a part time basis to consult on transitional matters related to the Company's international affairs and operations. In consideration of providing these services through August 3, 2013, he will be entitled to $1,000 a month. While serving in this role, he will not be eligible for any other cash or new equity incentives, and his existing equity awards will remain outstanding.

Effective February 3, 2013, Ronald Sargent, Chairman and Chief Executive Officer, will serve as president in accordance with the Company's bylaws, and assume the responsibilities of principal operating officer. Information about Mr. Sargent has been previously disclosed in the Company's Form 10-K and Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2012	Staples, Inc.

		By:	/s/ MICHAEL T. WILLIAMS
Michael T. Williams
Senior Vice President,
General Counsel and Secretary